Exhibit 5.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

September 16, 2025

PharmaCyte Biotech, Inc.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

Ladies and Gentlemen:

We have acted as counsel to PharmaCyte Biotech, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering from time to time by the selling stockholders, as described in the Registration Statement, of up to 21,560,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including (i) 10,500,000 shares of Common Stock (the “Conversion Shares”) that are issuable upon conversion of the Company’s Series C convertible preferred stock (the “Preferred Shares”) and (ii) 11,060,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock (the “Warrants”). The terms of the Preferred Shares are set forth in the Certificate of Designations of Series C Convertible Preferred Stock of the Company (the “Certificate of Designations”). The Preferred Shares and Warrants were issued (a) to certain accredited investors pursuant to a Securities Purchase Agreement dated August 17, 2025, and (b) to GP Nurmenkari Inc. as consideration for placement agent services pursuant to engagement letters.

In connection with this opinion, we have examined the Certificate of Designations, the Company’s Articles of Incorporation, as amended, and Bylaws, as amended, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the general corporate laws of the State of New York and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Conversion Shares and Warrants under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinion:

(1)	The Conversion Shares, when delivered in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

(2)	The Warrant Shares, when delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.